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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 31, 1999 with respect to the consolidated financial statements and schedule included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-90798, File No. 333-36086, File No. 333-55008 and File No. 333-55006), on Form S-3 (File No.
333-39939), and on Form S-2 (File No. 333-66867).

                                          ARTHUR ANDERSEN LLP

San Jose, California

April 15, 1999